UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

M3-BRIGADE ACQUISITION II CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022

M3-BRIGADE ACQUISITION II CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	MBAC.U	New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	MBAC	New York Stock Exchange

Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MBAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 16, 2022, M3-Brigade Acquisition II Corp. issued a press release announcing the postponement of its Special Meeting of Stockholders scheduled for December 19, 2022 until December 23, 2022 at 9:30 a.m. ET.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This communication includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to our ability to obtain approval for the Extension and the Interests Amendments (each as defined in MBAC’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 7, 2022 (the “Definitive Proxy Statement”)), our ability to complete our initial business combination, and other risks and uncertainties indicated from time to time in filings with the SEC, including “Risk Factors” in the Definitive Proxy Statement and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 15, 2022, and our Quarterly Reports on Form 10-Q filed with the SEC on May 23, 2022, August 12, 2022 and November 14, 2022 and in other reports we file with the SEC. MBAC expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in MBAC’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

MBAC URGES STOCKHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT, AS WELL AS OTHER DOCUMENTS FILED BY MBAC WITH THE SEC BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, THE EXTENSION AND THE INTEREST AMENDMENTS. Stockholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway, 19th Floor, New York, NY 10019.

Participants in Solicitation

MBAC and its directors and executive officers may be deemed to be participants in the solicitation of proxies of MBAC stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of MBAC’s directors and officers in the Definitive Proxy Statement, which, when available, may be obtained free of charge from the sources indicated above.

Non-Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of MBAC, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 16, 2022.

104	Cover Page Interactive Data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: December 16, 2022	By:	/s/ Mohsin Y. Meghji
		Name:	Mohsin Y. Meghji
		Title:	Chairman and Chief Executive Officer